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EXHIBIT 23.2      CONSENT OF EDWARDS SAUER & OWENS, P.C.


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2006 with respect to the financial statements of FedFirst Financial Corporation as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, appearing in the Prospectus, which is part of the Registration Statement on Form S-8.


/s/ Edwards Sauer & Owens, P.C.
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Edwards Sauer & Owens, P.C.
July 7, 2006